UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Amendment No. 1

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive information statement

PPD, Inc.

(Name of Registrant as Specified in Its Charter)

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PPD, Inc.

929 North Front Street

Wilmington, North Carolina 28401

The following information is being provided to amend PPD Inc.’s (the “Company”) definitive information statement filed with the Securities and Exchange Commission on May 25, 2021 (the “information statement”). Text that is bold and struck through in the disclosures below shows text being removed from those disclosures and text that is bold and underlined below shows text being added to those disclosures. Terms used but not otherwise defined herein have the meanings given to them in the information statement, and all references to captions and page numbers refer to captions and page numbers in the information statement, respectively, unless otherwise provided.

Except as otherwise set forth below, the information set forth in the information statement remains unchanged and is incorporated by reference as relevant to the items in this Amendment No. 1 to the information statement.

THE INFORMATION STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS AMENDMENT SHOULD BE READ IN CONJUNCTION WITH THE INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

1.	The second sentence of the fourth paragraph on the cover page of the information statement is amended and restated in its entirety as follows:

To exercise your appraisal rights, you must submit a written demand for an appraisal to the Company no later than twenty (20) days after the mailing of this information statement, which mailing date is May ~~25~~26, 2021, and comply precisely with other procedures set forth in Section 262 of the DGCL, which are summarized in the accompanying information statement.

2.	The last sentence on the cover page of the information statement is amended and restated in its entirety as follows:

This information statement is dated May 25, 2021 and is first being mailed to stockholders on ~~or about~~ May ~~25~~26, 2021.

3.	The sixth sentence of the first paragraph in the section entitled “Summary” on page 1 of the information statement is amended and restated in its entirety as follows:

This information statement is dated May 25, 2021 and is first being mailed to our stockholders on ~~or about~~ May ~~25~~26, 2021.

4.

The third sentence of the first paragraph in the section entitled “Summary—Appraisal Rights (page 64 and Annex C)” on page 7 of the information statement is amended and restated in its entirety as follows:

In order to exercise your appraisal rights, you must submit a written demand for an appraisal of your shares no later than 20 days after the date of mailing of this notice and the accompanying information statement, which mailing date is May ~~25~~26, 2021, and precisely comply with other procedures set forth under Section 262 of the DGCL.

5.	The first sentence of the sixth paragraph in the section entitled “Appraisal Rights” on page 64 of the information statement is amended and restated in its entirety as follows:

Holders of shares of Company Common Stock who desire to exercise their appraisal rights must submit to the Company a written demand for appraisal of their shares of Company Common Stock no later than 20 days after the date of mailing of this information statement (which includes the notice of written consent and appraisal rights), which mailing date is May ~~25~~26, 2021.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other documents with the SEC. These reports contain additional information about the Company. Stockholders may read and copy any reports, statements or other information filed by the Company at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room. The Company’s SEC filings are made electronically available to the public at the SEC’s website located at www.sec.gov. Stockholders can also obtain free copies of our SEC filings through the “Investor Relations” section of the Company’s website at https://investors.ppd.com/investor-relations. Our website address is being provided as an inactive textual reference only. The information provided on, or accessible through, our website, other than the copies of the documents listed or referenced in the information statement that have been or will be filed with the SEC, is not part of the information statement, as amended, and therefore is not incorporated herein by reference.

The Company undertakes to provide without charge to each person to whom a copy of the information statement, as amended, has been delivered, upon written or oral request, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in the information statement, as amended, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that the information statement, as amended, incorporates. You may request a copy of these filings by telephone at (910) 251-0081 or by writing to us at:

Investor Relations

929 North Front Street

Wilmington, NC 28401

e-mail: Investors@ppd.com

Thermo Fisher and Merger Sub have supplied, and the Company has not independently verified, the information in the information statement, as amended, relating to Thermo Fisher and Merger Sub.

Stockholders should not rely on information that purports to be made by or on behalf of the Company other than that contained in or incorporated by reference in the information statement, as amended. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in the information statement, as amended. This Amendment No. 1 to the information statement is dated May 26, 2021. No assumption should be made that the information contained in the information statement, as amended, is accurate as of any date other than that date, and the mailing of the information statement, as amended, will not create any implication to the contrary.

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